Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Amendment No. 2 to the Form F-4 (File No. 333-268865) of our report dated June 30, 2023, relating to the financial statements of SUIC Worldwide Holdings Ltd. (the “Company”) for the year ended December 31, 2022, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/James Pai, CPA

James Pai, CPA

October 4, 2023

New York, NY

PCAOB ID No. 3826